EXHIBIT 10.2
[BIOFUEL LETTERHEAD]

CONFIDENTIAL AND PROPRIETARY

October 6, 2010

[Name of Director]

[Address]

Re:  Waiver of Accelerated Vesting of Restricted Stock Awards

Dear [●]:

As you know, Greenlight APE, LLC is acting as administrative agent for certain lenders under that certain Loan Agreement (the “Loan Agreement”), dated as of September 24, 2010 (collectively as identified therein, the “Lenders”), pursuant to which the Lenders have made a bridge loan (the “Bridge Loan”) to BioFuel Energy Corp. (“BioFuel Energy”), whereby as soon as reasonably practicable following the closing of the Bridge Loan, BioFuel Energy will use commercially reasonable best efforts to commence a registered rights offering pursuant to the appropriate registration statement whereby it will offer Series A Convertible Preferred Stock (as defined in the Loan Agreement) to its existing stockholders on a pro rata basis and use the proceeds raised in connection with the rights offering to repay the Bridge Loan and certain other indebtedness of BioFuel Energy, LLC  (the “Rights Offering,” together with the Bridge Loan, the “Transaction”).

BioFuel Energy and BioFuel Energy, LLC (“BFE Energy,” and together with BioFuel Energy, “BioFuel”) anticipate that the Transaction would result in a “change of control” for purposes of the restricted stock awards (the “Equity Awards”) held by you under the BioFuel Energy Corp. 2007 Equity Incentive Compensation Plan (the “Equity Plan”).

In consideration of the foregoing, and in order to induce the Lenders to make the Bridge Loan and undertake the Rights Offering, you hereby agree that notwithstanding anything to the contrary contained in the Equity Plan or any equity award agreement between you and BioFuel, you hereby waive your right to accelerated vesting with respect to 100% of any outstanding equity awards you hold under the Equity Plan in connection with the Transaction.

This letter agreement shall become effective only as of the completion of the entire Transaction and, if the entire Transaction does not occur, this letter agreement shall be void and of no force and effect.  This letter agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. This letter agreement may be executed in separate counterparts, each of which shall be considered binding and enforceable.

Letter Agreement re: BioFuel Restricted Stock Awards
Greenlight APE, LLC
as Administrative Agent
October 6, 2010

By signing below, you acknowledge that you have had an opportunity to ask questions of authorized officers of BioFuel regarding the nature, scope and timing of the requested waivers in connection with the Transaction contemplated hereby, which questions were answered to your satisfaction, and to obtain additional information deemed necessary or appropriate by you in granting your informed consent and to the waivers requested herein.

This letter agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws.

If any term or provision of this letter agreement is invalid, illegal or incapable of being enforced, the remaining provisions shall remain in full force and effect.

Your execution and delivery of this letter agreement constitutes your irrevocable and binding consent to the waivers contemplated herein.  This letter agreement supersedes any prior waiver you have given with respect to compensation and benefits in connection with the Transaction.  Nothing contained in this letter agreement shall be considered a waiver of any other compensation or benefits you may be entitled to under the BioFuel benefit plans, or a waiver of any benefits under the Equity Plan or Change of Control Plan under circumstances different than those described herein with respect to the Transaction.

We appreciate your continued efforts on behalf of BioFuel.

[Signature Page Follows]

Letter Agreement re: BioFuel Restricted Stock Awards
Greenlight APE, LLC
as Administrative Agent
October 6, 2010

Sincerely,

BIOFUEL ENERGY CORP.

By:
Name
Title

BIOFUEL ENERGY, LLC

By:
Name
Title

Acknowledged and agreed as of the date
first above written:

_______________________________
[Name of Director]